Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at
Johnson Rice 2016 Energy Conference

ATLANTA, September 16, 2016 – RPC, Inc. (NYSE: RES) announced today that it will present at Johnson Rice 2016 Energy Conference in New Orleans on Thursday, September 22, 2016 at 9:30 a.m. Eastern Time.

The presentation will provide a corporate overview, discuss RPC’s outlook and strategies under current market conditions, highlight the services RPC provides and review its most recently published financial results. Management's remarks will be available in real time on RPC’s investor website, www.rpc.net and will be archived for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

For more information about RPC, Inc. and/or this presentation, please contact:

Jim Landers

Vice President, Corporate Finance

404-321-2162

jlanders@rpc.net

Sharon Gardner

Manager, Investor Relations

404-321-2172

sgardner@rpc.net